EXHIBIT (A)(19)

                                                       COMPARISONS


                    NAME PLATE MW     NET GENERATION MWh     CAPACITY FACTOR    PROVEN CAPACITY   CAPACITY FACTOR
                                                                 MW (%)               MW          BASED ON PROVEN
                                                                                                     CAPACITY
---------------------------------------------------------------------------------------------------------------
                 |---------------------------------------------------------------------------------------------
                 |---------------------------------------------------------------------------------------------
               NS|       38,317         180,641,432             53.82%               36,217             56.94%
                 |---------------------------------------------------------------------------------------------
                 |---------------------------------------------------------------------------------------------
               CR|       36,114         160,895,408             50.86%               33,088             55.51%
                 |---------------------------------------------------------------------------------------------
                 |---------------------------------------------------------------------------------------------
             CSXT|       69,622         344,123,926             56.42%               64,818             60.61%
                 |---------------------------------------------------------------------------------------------
                 |---------------------------------------------------------------------------------------------
===============================================================================================================
            TOTAL       144,053         685,660,766             54.34%              134,122             58.36%
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------


      NS/CR              71,091      322,731,308.00             51.82%               66,143             55.70%

     NS/CR %             50.52%              48.40%                                  50.51%
   GENERATION

CSXT % GENERATION        49.48%              51.60%                                  49.49%


---------------------------------------------------------------------------------------------------------------


     CSXT/CR         105,423.85      503,040,808.00             54.47%               97,596             58.84%

    CSXT/CR %            73.34%              73.58%                                  72.93%
   GENERATION


 NS % GENERATION         26.66%              26.42%                                  27.07%




NOTES
- 1995 RDI Data from POWERdat.
- Coal fired utility plants served by the three carriers of interest that are capable of unloading coal. Other plants in the East are not involved in this analysis.
- Coal fired plants may or may not receive coal by these carriers.
- NS/CSX, NS/CR, CSX/CR joint plants are included on each of the "nsutils.xls", "crutils.xls", and "csxutils.xls" files.
- Joint plants are color coded in the above mentioned files:
     8 - NS/CSX; 1 - NS/CR AND 1- CSX/CR.
- The NS/CR joint plant is counted only once in the NS/CR merged data within spreadsheet "compare.xls". The same is true with the CSX/CR joint plant.




                               NS/CR MERGER
                          NAMEPLATE CAPACITY (MW)
                                   1995


                     CSXT                         CS/CR
                   (49.48%)                      (50.52%)















                              CSXT/CR MERGER
                          NAMEPLATE CAPACITY (MW)
                                   1995



                       NS                        CSXT/CR
                    (26.66%)                     (73.34%)
















                               NS/CR MERGER
                           NET GENERATION (MWh)
                                   1995


                     CSXT                            NS
                   (51.60%)                        (48.40%)















                              CSXT/CR MERGER
                           NET GENERATION (MWh)
                                   1995


                    NS                               CSXT/CR
                 (26.42)                             (73.58%